EXHIBIT 10.5
CAUSE NO. 05-11334

PEPSICO, INC.	§	IN THE DISTRICT COURT
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Plaintiff,	§
§
v.	§
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PIZZA INN, INC.	§
§
Defendant.	§
	§	DALLAS COUNTY, TEXAS

§
PIZZA INN, INC.,	§
§
Counter-Plaintiff,	§
§
v.	§
§
PEPSICO, INC.	§
§
Counter-Defendant.	§	116th JUDICIAL DISTRICT
COMPROMISE SETTLEMENT AGREEMENT AND MUTUAL RELEASE
     This Compromise Settlement Agreement and Mutual Release (“Agreement”) is entered into on December 14, 2006, (the “Execution Date”) by PepsiCo, Inc. (“PepsiCo”) and Pizza Inn, Inc., (“Pizza Inn”), and acknowledged and agreed by Timothy Taft and Jeff Ingram with respect to Paragraphs 7, 10 and 11 hereof, in consideration of and for the reasons set forth below.
RECITALS
     WHEREAS, PepsiCo filed the above-captioned Lawsuit against Pizza Inn on or about November 8, 2005, alleging that Pizza Inn was in breach of the Parties’ May 15, 1998, letter agreement (the “Beverage Agreement”) pursuant to which PepsiCo supplied to Pizza Inn and its Participating Franchisees, inter alia, packaged beverage products, dispensing equipment, marketing and support funds, and related support services (the “PepsiCo Claims”);
     WHEREAS, Pizza Inn denies the allegations of the PepsiCo Claims and, on or about February 20, 2006, filed its Original Counterclaim, alleging that PepsiCo was in breach of the Beverage Agreement, had breached certain express or implied warranties associated therewith, and had, through the actions of one of its employees, defamed Pizza Inn’s business interests and its Chief Executive Officer, and tortiously interfered with contracts between Pizza Inn and its franchisees (the “Pizza Inn Counterclaims”);
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     WHEREAS, Pizza Inn denies the PepsiCo Claims and PepsiCo denies the Pizza Inn Counterclaims (the PepsiCo Claims and Pizza Inn Counterclaims collectively referred to as the “Claims”);
     WHEREAS, in order to avoid further costs of litigation, PepsiCo and Pizza Inn (sometimes referred to collectively as the “Parties”) desire to fully resolve all differences between them, including but not limited to the Claims in the Lawsuit, and to enter into this agreement in full settlement and discharge of all claims asserted or that could be asserted in the Lawsuit by either Party against the other, from the beginning of time until the date of execution hereof, upon the terms and conditions hereinafter set forth.
SETTLEMENT TERMS AND CONDITIONS
     NOW THEREFORE, for good and valuable consideration, the adequacy, receipt, and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
SETTLEMENT AMOUNT AND PAYMENT TERMS
     1. In consideration of the mutual promises and releases contained herein, Pizza Inn shall pay to PepsiCo the sum of $410,000.00 in good funds (“Settlement Amount”) to be received and confirmed by wire transfer in PepsiCo’s account on or before 5:00 p.m. CST, on December 29, 2006. In order to secure payment of the Settlement Amount, Pizza Inn shall execute and deliver to PepsiCo contemporaneously with execution of this Agreement an Agreed Judgment in the form attached hereto as Exhibit A, which PepsiCo shall cause its counsel to hold in trust until the Settlement Amount is paid, PepsiCo has the right to file the Agreed Judgment to enforce this Agreement, or this Agreement is terminated, all as further provided below.
     2. It is expressly agreed and understood that time is of the essence with respect to PepsiCo’s receipt of the Settlement Amount, and that in the event the full Settlement Amount is not received by PepsiCo strictly within the time and in the manner specified herein, then, at PepsiCo’s sole option, PepsiCo may either terminate this Agreement, thereby rendering it null and void, or PepsiCo may ratify and enforce this Agreement by filing the Agreed Judgment with the Court.
     a. Should PepsiCo elect to terminate this Agreement, it shall provide written notice of same to Pizza Inn on or before January 15, 2007, and shall tender to Pizza Inn any amounts previously transferred to PepsiCo by Pizza Inn pursuant to this Agreement together with the Agreed Judgment. Upon delivery of same, this Agreement shall terminate, and all rights and liabilities, including but not limited to all Claims and defenses in the Lawsuit, restored to the Parties as if this Agreement never were executed.
     b. Should PepsiCo elect to ratify and enforce this Agreement, it may immediately file with the Court the Agreed Judgment and proceed to enforce same. To the extent that Pizza Inn has, prior to the filing of the Agreed Judgment, paid any portion of the Settlement Amount to PepsiCo, the principal balance of the Agreed Judgment shall be deemed to be reduced by such amount. It is expressly agreed and understood that, in the event that PepsiCo proceeds to enforce the Agreed Judgment, it shall be entitled to
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recover from Pizza Inn its attorney’s fees and other costs of collection, together with interest on any unpaid amounts at the rate of 10% per annum from January 1, 2007, until payment in full.
     3. Upon receipt by PepsiCo of the Settlement Amount strictly in accordance with the requirements of Paragraph 1 above, or upon the filing by PepsiCo of the Agreed Judgment, this Agreement shall become final and non-terminable by PepsiCo. With the sole exception of PepsiCo’s right to terminate this Agreement as provided in Paragraph 2(a) above, neither Party shall have the right to terminate this Agreement except based on a material breach by the other Party that remains uncured after written notice of same and a reasonable opportunity to cure.
RELEASE AND DISCHARGE
     4. The following releases shall become effective upon receipt by PepsiCo of the Settlement Amount strictly within the time and in the manner specified in Paragraph 1 above, or upon PepsiCo’s filing of the Agreed Judgment as provided in Paragraph 2(b) above (the “Release Date”).
     5. Upon the Release Date, PepsiCo, for and on behalf of itself and its officers, employees, representatives, assigns, and successors and all others in privity with it or any of them or who may claim under them or any of them by way of a derivative claim or assignment, do hereby compromise and settle all matters and FULLY RELEASE AND FOREVER DISCHARGE Pizza Inn, its attorneys, officers, partners, members, directors, employees, agents, servants, shareholders, insurers, reinsurers, representatives, assigns, affiliate companies, parent companies, subsidiaries, successors, and all other persons, firms, organizations or corporations in privity with it, or any of them, as well as any other persons or companies, whether named herein or not, of and from all claims, debts, demands, actions, causes of action, suits, sums of money, contracts, agreements, judgment, controversies and liabilities whatsoever, both at law and in equity, common law or statutory, which PepsiCo has held or may now or in the future hold against Pizza Inn. This Release and Discharge specifically includes, but is not limited to, the Claims asserted or that could have been asserted in the Lawsuit.
     6. Upon the Release Date, Pizza Inn, for and on behalf of itself and its officers, employees, representatives, assigns, and successors and all others in privity with it or any of them or who may claim under them or any of them by way of a derivative claim or assignment, do hereby compromise and settle all matters and FULLY RELEASE AND FOREVER DISCHARGE PepsiCo, its attorneys, officers, partners, members, directors, employees, agents, servants, shareholders, insurers, reinsurers, representatives, assigns, affiliate companies, parent companies, subsidiaries, successors, and all other persons, firms, organizations or corporations in privity with it, or any of them, as well as any other persons or companies, whether named herein or not, of and from all claims, debts, demands, actions, causes of action, suits, sums of money, contracts, agreements, judgment, controversies and liabilities whatsoever, both at law and in equity, common law or statutory, which Pizza Inn has held or may now or in the future hold against PepsiCo. This Release and Discharge specifically includes, but is not limited to, the Claims asserted or that could have been asserted in the Lawsuit.
     7. The foregoing releases expressly include, but are not limited to, any and all claims or causes of action, whether asserted in the Lawsuit or not, in favor of Pizza Inn or Timothy Taft,
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against PepsiCo or Jeff Ingram, or vice versa, related to or arising from any message board postings, statements or publications, made by Mr. Ingram or Mr. Taft.
     8. The foregoing releases expressly do not include any claims arising under this Agreement, and any actions by PepsiCo to enforce its rights pursuant to Paragraph 2(b) above.
DISMISSAL OF SUIT
     9. Upon the Release Date, or as soon thereafter as practicable, the Parties shall dismiss with prejudice all claims asserted or that could have been asserted by either of them in the Lawsuit. The Agreed Order of Dismissal shall provide for a dismissal with prejudice, with costs to be taxed against the party incurring same.
CONFIDENTIALITY
     10. The Parties and additional signatories hereto agree that they shall not knowingly make or publish, or cause to be made or published, any oral or written statement to any person or entity (i) that discusses or otherwise discloses the substance of any settlement discussions or negotiations relating to the Claims in the Lawsuit prior to this settlement (other than the specific terms of this Agreement); or (ii) that discusses or otherwise discloses any information designated by the other Party as Confidential pursuant to the Agreed Protective Order entered in the Lawsuit on July 11, 2006. It is expressly agreed and understood that the Agreed Protective Order shall remain binding and in full force and effect according to its terms following execution of this Agreement and dismissal of the Lawsuit.
REPRESENTATIONS, WARRANTIES AND COVENANTS
     11. Each of the Parties and the additional signatories make the following representations, warranties, and covenants:
     a. The Parties and signatories hereto each warrant and represent that they have read this Agreement, they have conferred with their respective attorneys concerning this Agreement and the terms and conditions hereof, and that they fully understand the terms, conditions, requirements and effects of this Agreement.
     b. The Parties and signatories hereto each warrant and represent that they are executing this Agreement freely and voluntarily, without threat, duress, coercion or promise of consideration other than that stated herein and that they are competent to execute this Agreement and have the authority to enter into the terms and conditions set forth herein.
     c. The Parties hereto each warrant and represent that the individual executing this Agreement on its respective behalf has the authority and power to execute this Agreement for the entity on behalf of which he or she executes this Agreement.
     d. The Parties and signatories hereto each warrant and represent that it is the full and complete owner of all right, title and interest in the claims and to all claims released by such Party or signatory in this Agreement and that there has been no
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assignment or other transfer of right, title or interest in any of the claims released in this Agreement.
     12. The representations and warranties contained herein shall survive the execution and performance of this Agreement.
ENTIRE AGREEMENT
     13. Except as expressly provided herein, this Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof. This Agreement supersedes all prior oral and written communications, agreements, arrangements and understandings (written or otherwise) with respect to such actual or potential claims and no oral or written communication, representation or warranty, express or implied, has been made by or relied upon by any Party hereto, except as expressly contained herein. This Agreement may not be modified, amended or altered in any way, or rescinded except by a writing executed and signed by the Parties, subject only to PepsiCo’s rights set forth in Paragraph 2 hereof. Any waiver of any term or condition of this Agreement must be in writing and shall only be effective for the specific period and purpose expressly stated therein, and any such waiver shall not constitute or be construed as the waiver of any other provisions hereof or for any other purpose or time.
RESPONSIBILITY FOR COSTS
     14. The Parties acknowledge that each is responsible to pay its own attorneys’ fees and costs, including taxable costs of court. The Parties declare, represent and warrant that their attorneys have been or will be paid in full and that their attorneys do not have, nor shall they seek to recover, any claims or damages against or from the other Party.
NON-WAIVER
     15. No delay or omission by a Party to exercise any right in connection herewith shall impair such right or be construed to be a waiver thereof and no waiver of any right or the breach of any provision hereof shall be construed to be a waiver of any other right or provision or any subsequent breach of such provision.
NO ADMISSION OF FACT OR LIABILITY
     16. The Parties each acknowledge and agree that this Agreement is being executed, and the consideration hereunder being given by each Party, in full compromise and settlement of disputed claims among the Parties and to avoid further trouble, litigation, and expense and that the fact of this Agreement shall not be taken in any way as an admission of fact or liability by any Party. In the event of termination of this Agreement pursuant to Paragraph 2(a), neither the fact of this Agreement nor any term or provision hereof, or any actions taken pursuant hereto, shall be usable or admissible in any proceeding between the Parties.
CHOICE OF LAW
     17. THIS AGREEMENT, ANY DISPUTES WHICH MAY ARISE IN CONNECTION WITH THE INTERPRETATION OR ENFORCEMENT OF THE
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AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES GENERALLY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND WITHOUT REGARD OR REFERENCE TO CHOICE OR CONFLICT OF LAW RULES.
EXECUTION IN COUNTERPARTS
     18. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one instrument when executed by the Parties and signatories hereto. Any signature page of a counterpart executed by any Party (and any notarial acknowledgment thereof) may be detached from such counterpart without impairing the legal effect of the signature or signatures thereon and be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages (and notarial acknowledgments) signed by the other Party.
SEVERABILITY
     19. The provisions of this Agreement are severable, and if any of the provisions shall be held by any court of competent jurisdiction to be unenforceable, such holding shall not affect or impair any other provision hereof.
FURTHER ASSURANCES
     20. The Parties each agree to take or cause to be taken all other actions reasonably necessary to carry out the provisions of this Agreement.
HEADINGS
     21. The headings of this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning thereof.
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SIGNATURES AND ACKNOWLEDGMENTS
     Accepted, agreed and acknowledged as of the Execution Date first set forth above:

PEPSICO, INC.

By: /s/ Kathryn L. Carson Its: Assistant Secretary

PIZZA INN, INC.

By: /s/ Timothy P. Taft Its: Chief Executive Officer
Timothy Taft and Jeff Ingram execute this Agreement for purposes of acknowledging and agreeing to the provisions of Paragraphs 7, 10 and 11 hereof.

/s/ Timothy P. Taft Timothy Taft

/s/ Jeff Ingram Jeff Ingram
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